RESOURCE DEVELOPMENT, INC.
11475 West I-70 Frontage Road North
Wheat Ridge, Colorado  80033  USA

CONSENT OF EXPERT
FILED BY SEDAR AND EDGAR

May 24, 2011

British Columbia Securities Commission
Alberta Securities Commission
Ontario Securities Commission
United States Securities and Exchange Commission

Re:
Midway Gold Corp. (the "Company") filing of a prospectus supplement dated May 24, 2011 (the "CDN Supplement") to its short form base shelf prospectus dated April 21, 2011 and a prospectus supplement dated May 24, 2011 (the "US Supplement") to the prospectus contained in its registration statement on Form S-3 (No. 333-172009) (the "Registration Statement")

We refer to our report entitled "NI 43-101 Technical Report on the on the Spring Valley Project" dated May 24, 2011 (the "Report") as referenced in the CDN Supplement, the US Supplement and documents incorporated by reference therein.

This letter is being filed as our consent to the use of our firm name and the Report in the CDN Supplement, the US Supplement and documents incorporated by reference therein.

We confirm that we have read the CDN Supplement and the US Supplement and we have no reason to believe that there are any misrepresentations that are derived from the Report referred to above or that are within our knowledge as a result of the services we performed in connection with such Report.

We consent to the incorporation by reference of this consent into the Registration Statement and any amendment thereto, including post-effective amendments.

[Signature page follows]

Yours truly,

RESOURCE DEVELOPMENT, INC.

Per:	/s/ Deepak Malhotra
Deepak Malhotra, PhD MAusIMM
President